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                                                                   EXHIBIT 23.02

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Macrovision Corporation:

         We consent to incorporation herein by reference of our report dated February 6, 1998 relating to the consolidated balance sheets of Macrovision Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1997 annual report on Form 10-KSB of Macrovision Corporation.


Mountain View, California                                 KPMG Peat Marwick LLP
July 31, 1998